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                                                                   EXHIBIT 23.7

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
AgriBioTech, Inc.

  We hereby consent to the use of our reports related to the combined financial statements of Zajac Performance Seeds, Inc., et al herein and to the reference to our firm under the heading "Experts" in the Prospectus.

                                          Ludwig Bulmer Seifert & Lane

Hackensack, New Jersey

August 13, 1998